Exhibit 2.4

Second Amendment

to the Share and Asset Sale and Purchase Agreement

- hereinafter referred to as the “Second Amendment” -

between

1                                     WIRTGEN GROUP Holding GmbH,

with its registered seat in Windhagen, Germany, business address Reinhard-Wirtgen-Straße 2, 53578 Windhagen, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under registration number HRB 10492

- hereinafter referred to as the “Seller” -

2                                     Deere & Company,

a corporation organized and existing under the laws of the State of Delaware, USA, with business address One John Deere Place, Moline, Illinois 61265, USA, registered with the Secretary of State of the State of Delaware under registration number 522909

- hereinafter referred to as the “Purchaser” -

3                                     John Deere GmbH & Co. KG,

with its registered seat in Mannheim, Germany, with business address John-Deere-Str. 70, 68163 Mannheim, Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Mannheim under registration number HRA 704371

4                                     John Deere Construction & Forestry Company,

a corporation organized and existing under the laws of the State of Delaware, USA, with business address 1515 5th Ave #200, Moline, Illinois 61265, USA, registered with the Secretary of State of the State of Delaware under registration number 716911

5                                     John Deere Asia (Singapore) Private Limited,

a corporation organized and existing under the laws of Singapore, with business address 438 Alexandra Road, #12-01/04, Alexandra Point, Singapore (11995), registered with the accounting and corporate regulatory authority (ACRA) under registration number 200610270R

6                                     John Deere Holding S.à r.l.,

a corporation organized and existing under the laws of Luxembourg, with business address 43 avenue John F. Kennedy, 1855 Luxembourg, Grand Duchy of Luxembourg, registered with the commercial and corporate register (Registre de Commerce et des Sociétés) of Luxembourg under registration number B164515

7                                     John Deere India Private Limited,

a corporation organized and existing under the laws of India, with business address Tower XIV, Cybercity, Magarpatta City, Hadapsar, Pune – 411013, Maharashtra, India, registered under the Companies Act 2013 with the company identification number (CIN) U74220PN1997PTC112441 and registration number 112441

8                                     John Deere-Lanz Verwaltungs-GmbH,

with its registered seat in Mannheim, Germany, business address John-Deere-Straße 70, 68163 Mannheim, Germany, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Mannheim under registration number HRB 728530

9                                     John Deere Proprietary Limited,

a corporation organized and existing under the laws of South Africa, with business address Hughes Extension 47, Stand 303 Oscar Street, Boksburg, South Africa, registered in the Republic of South Africa under registration number 1950/037595/07

10                             WMT GmbH,

with its registered seat in Windhagen, Germany, with business address Reinhard-Wirtgen-Str. 2, 53578 Windhagen, Germany, registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Montabaur under registration number HRB 25719

11                             John Deere Technologies S.C.S.,

a limited partnership organized and existing under the laws of Luxembourg, with business address 7 rue Robert Stümper, 2557 Luxembourg, Grand Duchy of Luxembourg, registered with the commercial and corporate register (Registre de Commerce et des Sociétés) of Luxembourg under registration number B218141

- the parties according to nos. 3 through 11 hereinafter collectively referred to as the “Purchaser’s Nominees” and together with
the Seller and the Purchaser collectively the “Parties” -

Recitals

(A)                            On 31 May 2017, the Seller and the Purchaser have entered into a certain Share and Asset Sale and Purchase Agreement (Roll of Deeds No. 881 for 2017 K of the notary Dr. Marcus Kämpfer, Düsseldorf, with reference to the reference deed thereto – Roll of Deeds No. 880 for 2017 K of the notary Dr. Marcus Kämpfer, Düsseldorf) as amended by the First Amendment and the Accession Agreement to such Share and Asset Sale and Purchase Agreement on 24 November 2017 (Roll of Deeds No. 1866 for 2017 K of the notary Dr. Marcus Kämpfer, Düsseldorf), hereinafter referred to as the “SPA”, whereby the Seller has agreed to sell and transfer the entire business operations including all assets pertaining to the Wirtgen Business (as defined in the SPA) to the Purchaser and/or the Purchaser’s Nominees, as the case may be.

(B)                            According to § 5c) of the SPA, the Seller shall update Annex 5 to the SPA with respect to any Seller Security which has been issued after the Signing Date pursuant to and in accordance with the terms of the first paragraph of § 5 of the SPA and deliver such updated Annex to the Purchaser ten (10) Business Days prior to the Closing Date, which shall then be deemed to be the conclusive list of Seller Security for purposes of the SPA.

(C)                            In relation to the Seller’s Warranties set forth in § 9(2)i)aa), § 9(2)i)bb), § 9(2)i)ee), § 9(2)i)ff), § 9(2)i)gg), § 9(2)j)aa), § 9(2)j)bb), § 9(2)j)dd) and § 9(2)p) of the SPA, and, also in relation to the Environmental Warranty in § 12(2)b) of the SPA (collectively the “Trued-up Warranties”), which are all given or deemed to be given (also) as of the Closing Date, the Seller shall be entitled to provide to the Purchaser in the period from the Signing Date until ten (10) Business Days prior to the Closing Date updated information in relation to the relevant Annexes pertaining to the respective Trued-up Warranties in the format of a written update of the relevant annexes (the “Trued-up Annexes”) (collectively the “Closing True-up”).

(D)                           The Seller has provided updates to the annexes set forth in Preamble (B) and (C) above on 16 and 18 October 2017 as well as on 15 November 2017 to the Purchaser.

(E)                            By way of this Second Amendment the Parties wish to update Annex 5 to the SPA and to record the Closing True-up in accordance with Recital (C) above.

Now, therefore, the Parties agree as follows:

1                                     Update of Seller Security

Annex 5 to the SPA (Seller Security) shall be finally updated and be deemed to be the final and conclusive list of Seller Security for purposes of the SPA as attached hereto as Annex 5.

2                                     Closing True-up

2.1                         Annex 9.2.i.aa-1 to the SPA (Owned Real Estate) and Annex 9.2.i.aa-2 to the SPA (Disclosure of commitments in relation to Owned Real Estate) shall be finally updated as attached hereto as Annex 9.2.i.aa-1 and -2.

2.2                         Annex 9.2.i.bb-1 to the SPA (Charges on Owned Real Estate) and Annex 9.2.i.bb-2 to the SPA (Agreed granting of charges) shall be finally updated as attached hereto as Annex 9.2.i.bb-1 and -2 .

2.3                         Annex 9.2.i.ee to the SPA (List of Leased Real Estate) shall be finally updated as attached hereto as Annex 9.2.i.ee.

2.4                         Annex 9.2.i.ff to the SPA (List of let real estate) shall be finally updated as attached hereto as Annex 9.2.i.ff.

2.5                         Annex 9.2.i.gg to the SPA (Disclosure of exceptions to building permits) shall be finally updated as attached hereto as Annex 9.2.i.gg.

2.6                         Annex 9.2.j.aa to the SPA (List of Registered IP-Rights) shall be finally updated as attached hereto as Annex 9.2.j.aa.

2.7                         Annex 9.2.j.bb to the SPA (Disclosure of restrictions of Registered IP-Rights) shall be finally updated as attached hereto as Annex 9.2.j.bb.

2.8                         Annex 9.2.j.dd to the SPA (Existence of Registered IP-Rights) shall be finally updated as attached hereto as Annex 9.2.j.dd.

2.9                         Annex 9.2.p to the SPA (Litigation) shall be finally updated as attached hereto as Annex 9.2.p.

2.10                 The second sentence of Clause 12(2)b) of the SPA shall be replaced in its entirety by the following new sentence:

“Except as listed in Annex 12.2.b, the Owned Real Estate is free of any material Contamination as of the Closing Date.”

3                                     Miscellaneous

3.1                         Unless explicitly provided otherwise in this Second Amendment, all provisions of the SPA shall continue to apply unchanged.

3.2                         Capitalized terms used in this Second Amendment shall have the meaning ascribed to them in the SPA unless defined otherwise in this Second Amendment and shall be construed and interpreted as set forth in the SPA.

3.3                         Clauses 18 (Costs and Taxes), 19 (Notices) and 20 (Miscellaneous) of the SPA shall apply to this Second Amendment mutatis mutandis.

This Agreement was executed under a notary pursuant to German law by the following persons:

/s/ Matthias Rogall	/s/ Jens Eggenberger
Prof. Dr. Matthias Rogall	Dr. Jens Eggenberger
Flick Gocke Shaumburg Partnerschaft mbB	Flick Gocke Shaumburg Partnerschaft mbB
on behalf of WIRTGEN GROUP Holding GmbH	on behalf of WIRTGEN GROUP Holding GmbH

/s/ Wolfgang Sturm	/s/ Tim Johannsen-Roth
Mr. Wolfgang Sturm	Mr. Tim Johannsen-Roth
Linklaters LLP	Linklaters LLP
on behalf of Deere & Company,	on behalf of Deere & Company,
John Deere GmbH & Co. KG,	John Deere GmbH & Co. KG,
John Deere Construction & Forestry Company,	John Deere Construction & Forestry Company,
John Deere Asia (Singapore) Private Limited,	John Deere Asia (Singapore) Private Limited,
John Deere Holding S.à r.L.,	John Deere Holding S.à r.L.,
John Deere India Private Limited,	John Deere India Private Limited,
John Deere-Lanz Verwaltungs-GmbH,	John Deere-Lanz Verwaltungs-GmbH,
John Deere Proprietary Limited,	John Deere Proprietary Limited,
WMT GmbH, and	WMT GmbH, and
John Deere Technologies S.C.S.	John Deere Technologies S.C.S.